Exhibit 21

                             FORT JAMES CORPORATION
                              SUBSIDIARIES (a)(b)
                            as of December 28, 1997


       Fort James Corporation, a corporation organized under the laws of Virginia, has the following majority-owned subsidiaries:


             Name                                    Organized Under the Laws of
             ----                                    ---------------------------
Brusara Participacoes, Ltda.                                 Brazil
Crown Zellerbach AG Zug                                      Switzerland
Crown Zellerbach International, Inc.                         Delaware
Ecosource Corporation                                        Delaware
Fort Howard Communications Corporation                       Delaware
Fort Howard Corporation                                      Delaware
Fort James Canada Inc.                                       Canada
Fort James de Mexico, S.A. de C.V.                           Mexico
Fort James Europe Limited                                    United Kingdom
Fort James Export, Ltd.                                      U.S. Virgin Islands
Fort James Fiber Company                                     Virginia
Fort James France S.A.S.                                     France
Fort James Hellas S.A.                                       Greece
Fort James Immobiliere S.A.                                  Belgium
Fort James International Holdings, Ltd.                      Virginia
Fort James Maine, Inc.                                       Maine
Fort James-Marathon, Ltd.                                    Ontario
Fort James Nederland B.V.                                    Netherlands
Fort James N.V.                                              Netherlands
Fort James Operating Company                                 Virginia
Fort James-Pennington, Inc.                                  Alabama
Fort James Services S.N.C.                                   Belgium
Fort James S.P.R.L.                                          Belgium
Fort James S.P.R.L.S. Com. p.A.                              Spain
Fort James Suomi Oy                                          Finland
Fort James Tredegar, Inc.                                    Virginia
HAC Holding Corporation                                      Delaware
HARCO Trucking Corporation                                   New York
Harmon Associates Corporation                                New York
Harmon Associates Ltd.                                       Ontario
James River s.c.a.                                           France
Jamont Ireland Ltd.                                          Ireland
Jamont UK Limited                                            United Kingdom
Jarapar Participacoes, Ltda.                                 Brazil
Sterling International Limited                               England
St. Francis Insurance Company Ltd.                           Bermuda
Sodipan S.A.                                                 France
Unikay S.r.L.                                                Italy
West Mason, Inc.                                             Delaware

(a) Certain subsidiaries which, if considered in the aggregate, would not constitute a significant subsidiary are not listed.

(b) Unconsolidated affiliates for which the Company owns, directly or indirectly, 50% or less of the outstanding voting stock and which are not controlled by the Company have been excluded from this listing.

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